UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2022

DISC MEDICINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39438	85-1612845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Arsenal Street, Suite 101, Watertown, MA 02472	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-9274

Gemini Therapeutics, Inc.
297 Boston Post Road #248
Wayland, MA 01778
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IRON	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding: future product development plans and projected timelines for the initiation and completion of preclinical and clinical trials and other activities; the potential for the results of ongoing preclinical or clinical trials and the efficacy of Disc Medicine’s product candidates; future product development and regulatory strategies, including with respect to specific indications; Disc Medicine’s plans for Gemini’s assets; Disc Medicine’s plans for its hematology portfolio; interactions with regulatory authorities; and Disc Medicine’s financial position. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” or the negative of these terms and other similar words or expressions that are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Disc Medicine’s current beliefs, expectations and assumptions regarding the future of Disc Medicine’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Disc Medicine may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and investors should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements as a result of a number of material risks and uncertainties including but not limited to: (i) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (ii) unanticipated difficulties or expenditures relating to the merger, the response of business partners and competitors to the announcement or completion of the merger, and/or potential difficulties in employee retention as a result of the announcement or completion of the merger; (iii) Disc Medicine’s listing on the Nasdaq Global Market and operating as a public company; (iv) the adequacy of Disc Medicine’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; (v) the nature, strategy and focus of Disc Medicine; (vi) the difficulty in predicting the time and cost of development of Disc Medicine’s product candidates; (vii) Disc Medicine’s plans to research, develop and commercialize its current and future product candidates; (viii) the timing of initiation of Disc Medicine’s planned preclinical studies and clinical trials; (ix) the timing of the availability of data from Disc Medicine’s clinical trials; (x) the timing of any planned investigational new drug application or new drug application; (xi) the risk of cessation or delay of any ongoing or planned clinical trials of Disc Medicine or its collaborators; (xii) the clinical utility, potential benefits and market acceptance of Disc Medicine’s product candidates; (xiii) Disc Medicine’s commercialization, marketing and manufacturing capabilities and strategy; (xiv) Disc Medicine’s ability to identify additional product candidates with significant commercial potential and to expand its pipeline in hematological diseases; (xv) the risk that Disc Medicine may not realize the intended benefits of its drug discovery platform; (xvi) developments and projections relating to Disc Medicine’s competitors and its industry; (xvii) the impact of government laws and regulations; (xviii) the impact of public health epidemics affecting countries or regions in which Disc Medicine has operations or does business, such as the COVID-19 pandemic, (xix) the timing and anticipated results of Disc Medicine’s preclinical studies and clinical trials and the risk that the results of Disc Medicine’s preclinical studies and clinical trials may not be predictive of future results in connection with future studies or clinical trials and may not support further development and marketing approval; (xx) the timing and outcome of Disc Medicine’s planned interactions with regulatory authorities; (xxi) findings from investigational review boards at clinical trial sites and publication review bodies; (xxii) Disc Medicine’s ability to protect its intellectual property position; (xxiii) Disc Medicine’s estimates regarding future revenue, expenses, capital requirements and need for additional financing; (xxiv) the other risks and uncertainties described in the “Risk Factors” section of the definitive proxy statement/prospectus dated December 2, 2022 and filed with the SEC under Rule 424(b), attached hereto as Exhibit 99.2 and other documents filed by Disc Medicine from time to time with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Disc Medicine’s subsequent filings with the Securities and Exchange Commission; and (xxv) the post-closing integration of Disc Medicine and Gemini. Any forward-looking statement speaks only as of the date on which it was made. None of Disc Medicine, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law.

Item 1.01.	Entry into a Material Definitive Agreement.

As a result of the Merger (as defined in Item 2.01 of this Current Report on Form 8-K), the following agreements of Disc Medicine Opco, Inc. (formerly Disc Medicine, Inc.) (“Disc”) effectively became the agreements of Disc Medicine, Inc. (formerly Gemini Therapeutics, Inc.) (the “Company”).

Registration Rights Agreement

On December 28, 2022, Disc and the certain holders of Disc capital stock (the “Disc Investors”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which Disc (i) agreed to register, or cause the Company to register, for resale shares of common stock of the Company issued to the Disc Investors pursuant to the Merger Agreement (as defined in Item 2.01 of this Current Report on Form 8-K) (the “Registrable Securities”) and (ii) granted certain other registration rights to the Disc Investors.

In particular, the Registration Rights Agreement provides for the following registration rights:

•
Shelf registration rights. No later than 45 calendar days following the completion of the Merger, the Company is required to file with the U.S. Securities and Exchange Commission (the “SEC”), a shelf registration statement registering the resale of the Registrable Securities, and use its commercially reasonable efforts to have such registration statement declared effective by the SEC as promptly as possible.

•
Expenses and indemnification. The fees, costs and expenses of registrations pursuant to the registration rights granted to the Disc Investors under the Registration Rights Agreement will be borne by the Company. The Registration Rights Agreement contains customary cross-indemnification provisions, under which the Company is obligated to indemnify holders of Registrable Securities in the event of material misstatements or omissions in the registration statement attributable to the Company, and holders of Registrable Securities are obligated to indemnify the Company for material misstatements or omissions attributable to them.

Securities of the Company shall cease to be Registrable Securities upon the earliest to occur of (i) a registration statement with respect to the sale of such Registrable Securities is declared effective by the SEC under the Securities Act and such Registrable Securities have been disposed of by the Disc Investor in accordance with such effective registration statement, (ii) such Registrable Securities have been previously sold in accordance with Rule 144, (iii) such securities become eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed, delivered and acceptable to the Company’s transfer agent and the affected Disc Investors, and (iv) five years after the date of the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Contingent Value Rights Agreement

On December 29, 2022, prior to the effective time of the Merger, the Company entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent (“Rights Agent”) pursuant to which the Company’s pre-Merger common stockholders received one contingent value right (each, a “CVR”) for each outstanding share of Company common stock held by such stockholder on December 29, 2022. Each CVR represents the contractual right to receive payments, in the form of shares of stock of the Company, upon the actual receipt by the Company or its affiliates of certain proceeds derived from consideration paid to the Company as a result of the disposition of the Company’s pre-Merger legacy assets, net of certain expenses and other deductions. Any payments under the CVR Agreement will be in the form of shares of the Company, determined on the basis of a volume weighted average for the five (5) trading days prior to the date of issuance.

The contingent payments under the CVR Agreement, if they become payable, will become payable to the Rights Agent for subsequent distribution to the holders of the CVRs. In the event that no such proceeds are received, holders of the CVRs will not receive any payment pursuant to the CVR Agreement. There can be no assurance that any payment of any Company shares will be made or that any holders of CVRs will receive any amounts with respect thereto.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs are not evidenced by a certificate or any other instrument and will not be registered with the SEC. The CVRs do not have any voting or dividend rights and do not represent any equity or ownership interest in the Company or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of CVR Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Indemnification Agreements

In connection with the Merger, on December 29, 2022, the Company entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from each individual’s service to the Company as an officer or director, as applicable, to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the forms of indemnification agreement, which are attached hereto as Exhibits 10.3 and 10.4 and incorporated herein by reference.

Roche Agreements

In connection with Disc’s May 2021 license agreement with F. Hoffmann-La Roche Ltd. and Hoffmann-La Roche Inc. (together, “Roche”) and pursuant to an addendum to that agreement executed in December 2021, Disc agreed to issue or cause to be issued in a private placement to Roche or its affiliates, immediately following the closing of the Merger and for no additional consideration, shares of common stock estimated to be approximately 2.85% of the Company’s issued and outstanding capitalization immediately following the closing of the Merger. On December 29, 2022, the Company entered into a Common Stock Issuance Agreement with Roche (the “Roche Stock Issuance Agreement”). Pursuant to the Roche Stock Issuance Agreement, the Company issued 482,313 shares of common stock of the Company (the “Roche Stock”) for no additional consideration.

The Roche Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and was issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Roche acquired the Roche Stock for investment for its own account. The Roche Stock Issuance Agreement includes customary covenants, representations and warranty provisions for agreements of its kind. Neither this Current Report on Form 8-K nor any of its exhibits is an offer to sell or the solicitation of an offer to buy any securities described in this Current Report on Form 8-K.

The foregoing description of the Roche Stock Issuance Agreement is qualified in its entirety by the full text of the Roche Stock Issuance Agreement, which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Employment Agreements

To the extent required by Item 1.01 of Form 8-K, the information set forth under Item 5.02 of this Current Report on Form 8-K regarding the executive employment agreements is hereby incorporated by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 29, 2022, the Company completed its business combination with Disc in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of August 9, 2022 (the “Merger Agreement”), by and among the Company, Disc and Gemstone Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which, among other matters, Merger Sub merged with and into Disc, with Disc continuing as a wholly owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). Effective at 5:00 p.m. eastern time on December 29, 2022, the Company effected a 1-for-10 reverse stock split of its common stock (the “Reverse Stock Split”) and implemented a reduction in the number of authorized shares of common stock to 100,000,000 (the “Common Stock Reduction”), effective at 5:01 p.m. eastern time, the Company completed the Merger, and effective at 5:02 p.m. eastern time, the Company changed its name to “Disc Medicine, Inc.” (the “Name Change”). Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Disc, which is a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of novel treatments for patients suffering from serious hematologic diseases. Unless noted otherwise, all references to share and per share amounts in this Current Report on Form 8-K reflect the Reverse Stock Split.

Under the terms of the Merger Agreement, immediately prior to the effective time of the Merger, each share of Disc’s preferred stock was converted into a share of Disc’s common stock. At the closing of the Merger, the Company issued an aggregate of approximately 12,533,557 shares of its common stock to Disc stockholders, based on an exchange ratio of 0.1096 shares of the Company’s common stock for each share of Disc common stock outstanding immediately prior to the Merger, including those shares of common stock issued upon conversion of the Disc preferred stock, resulting in approximately 16,923,285 shares of the Company’s common stock being issued and outstanding immediately following the effective time of the Merger. The exchange ratio was determined through arm’s-length negotiations between the Company and Disc. The Company also assumed all of the outstanding and unexercised stock options to purchase shares of Disc capital stock. The assumed options continue to be governed by the terms of Disc’s 2017 Stock Option and Grant Plan (the “Disc 2017 Plan”). Upon the closing of the Merger, the Company also assumed the Disc 2017 Plan.

The issuance of the shares of the Company’s common stock issued to the former stockholders of Disc, other than shares of the Company’s common stock issued in exchange for shares of Disc common stock sold in the pre-closing financing, was registered with the SEC on the Company’s Registration Statement on Form S-4, as amended (File No. 333-267276) (the “Registration Statement”).

The shares of the Company’s common stock listed on The Nasdaq Global Market, previously trading through the close of business on Thursday, December 29, 2022 under the ticker symbol “GMTX,” will commence trading on The Nasdaq Global Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “IRON,” on December 30, 2022. The Company’s common stock is represented by a new CUSIP number, 254604 101.

The foregoing description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 on the Report on Form 8-K filed by the Company on August 10, 2022, and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Roche Stock Issuance Agreement is hereby incorporated by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The Company convened and adjourned its special meeting of stockholders on December 28, 2022 (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to the amended and restated certificate of incorporation of the Company (the “Stock Amendment”) to effect the Reverse Stock Split and the Common Stock Reduction.

On December 28, 2022, the Company filed the Stock Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split effective as of 5:00 p.m. on December 29, 2022. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock immediately prior to the Reverse Stock Split was reduced to a smaller number of shares, such that every 10 shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split, including shares of the Company’s common stock issued to former Disc stockholders in connection with the Merger, were combined and reclassified into one share of the Company’s common stock. Immediately following the Reverse Stock Split, there were approximately 16,923,285 shares of the Company’s common stock outstanding.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number, and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) is, in lieu thereof, entitled to receive a cash payment determined by multiplying the last reported sale price of the Company’s common stock at 4:00 p.m., Eastern Time, end of regular trading hours on The Nasdaq Global Market on the last day prior to the effective time of the Merger, by the fraction of a share of the Company’s common stock to which each stockholder would otherwise be entitled.

On December 29, 2022, the Company filed a certificate of amendment (the “Name Change Amendment”) to the Company’s certificate of incorporation with the Secretary of State of the State of Delaware to change the name of the Company to “Disc Medicine, Inc.” effective as of 5:02 p.m. on December 29, 2022.

The foregoing descriptions of the Stock Amendment and the Name Change Amendment are not complete and are subject to and qualified in their entirety by reference to the Stock Amendment and the Name Change Amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Merger and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Company’s board of directors and executive officers following the Merger are incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In accordance with the Merger Agreement, immediately prior to and effective upon the closing of the Merger, Carl Gordon, Ph.D., CFA, David Lubner, Tuyen Ong, M.D., MRCOphth., Jason Rhodes and Jim Tananbaum, M.D. resigned from the Company’s board of directors and committees of the board of directors on which they respectively served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

The Merger Agreement provides that at or immediately after the closing of the Merger, the size of the Company’s board of directors will be fixed at nine members consisting of one member designated by the Company, who is Georges Gemayel, Ph.D., and eight members designated by Disc. In accordance with the Merger Agreement, at the closing of the Merger on December 29, 2022, the board of directors and its committees were reconstituted, with Mona Ashiya, Kevin Bitterman and Jay Backstrom appointed as Class I directors, whose terms expire at the Company’s 2023 annual meeting, Georges Gemayel, Mark Chin and Liam Ratcliff appointed as Class II directors, whose terms expire at the Company’s 2024 annual meeting, and Donald Nicholson, William White and John Quisel appointed as Class III directors, whose terms expire at the Company’s 2025 annual meeting. Donald Nicholson, Ph.D. was appointed as the executive chairman of the board. In addition, William White, Liam Ratcliffe and Mark Chin were appointed to the audit committee of the board, and William White was appointed the chair of the audit committee. Donald Nicholson, Mona Ashiya and Kevin Bitterman were appointed to the compensation committee of the board, and Donald Nicholson was appointed the chair of the compensation committee. Kevin Bitterman, Mona Ashiya, Donald Nicholson and Liam Ratcliffe were appointed to the nominating and corporate governance committee of the board, and Kevin Bitterman was appointed the chair of the nominating and corporate governance committee.

Other than pursuant to the Merger Agreement, there were no arrangements or understandings between the Company’s newly appointed directors and any person pursuant to which they were elected. None of the Company’s newly appointed directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Georges Gemayel, Ph.D. served as the Company’s Interim President and Chief Executive Officer from February 2022 to December 2022, Executive Chairperson of the Company’s board from November 2021 to December 2022 and Chairperson of the Company’s board from May 2021 to December 2022. Dr. Gemayel has over 30 years of experience in the pharmaceutical industry, including management and executive positions in the U.S., Europe and the Middle East. Dr. Gemayel currently serves on the board of directors of Supernus Pharmaceuticals, Inc., and is the chair of the boards of Dynacure, Enterome SA, and GlycoEra. Previously, Dr. Gemayel served as Executive Chair of FoldRx Pharmaceuticals and of Syndexa Pharmaceuticals, as Chair of Oxthera AB, Dimension Therapeutics, Orphazyme A/S, and Epitherapeutics and as Director of Prosensa, Raptor Pharmaceuticals, NPS Pharma, Momenta Pharmaceuticals and Adolor. From 2008 to 2009, Dr. Gemayel was President and Chief Executive Officer of Altus Pharmaceuticals Inc., a publicly traded pharmaceutical company. From 2003 to 2008, he was Executive Vice President at Genzyme Corporation where he was responsible for the company’s global therapeutics, transplant, renal and biosurgery businesses. From 1998 to 2003, he held progressively senior roles at Hoffmann Ltd. and Roche Labs, most recently as Vice President, National Specialty Care, responsible for its U.S. business for dermatology, oncology, transplantation, hepatitis and HIV. Dr. Gemayel completed his doctorate in pharmacy at St. Joseph University in Beirut, Lebanon, and earned a Ph.D. in pharmacology at University in Paris, France.

John Quisel, J.D. Ph.D. has served as Disc’s Chief Executive Officer and as a member of Disc’s board of directors since February 2020. Previously, from October 2006 through February 2020, Dr. Quisel served in various positions at Acceleron Pharma Inc., a biopharmaceutical company, most recently as Chief Business Officer. Prior to joining Acceleron, Dr. Quisel worked as an associate at the law firms of Ropes & Gray and Foley Hoag. Dr. Quisel holds a BS from Harvard University, an MS from Stanford University, a Ph.D. from the Massachusetts Institute of Technology, and a J.D. from Harvard Law School. Dr. Quisel is qualified to serve as a member of the combined company’s board because of his significant scientific industry and management experience, including the experience gained from prior service as a Chief Business Officer. Dr. Quisel’s age as of August 9, 2022 was 51.

Donald Nicholson, Ph.D. has served as Executive Chairman of Disc’s board of directors since April 2019. Dr. Nicholson is the former chief executive officer of Nimbus Therapeutics, LLC, or Nimbus, a biotechnology company, serving from August 2014 to October 2018. Prior to joining Nimbus, Dr. Nicholson held various strategic, leadership and operational roles in diverse therapeutic areas, including respiratory, inflammation, immunology, bone, endocrine, urology, infectious disease and neurosciences at Merck from April 1998 to July 2013. Dr. Nicholson has co-authored more than 150 publications in peer-reviewed scientific and medical journals and is internationally recognized for his contributions to the field of apoptotic cell death. He also serves as a member on the board of directors of Generation Bio (Nasdaq: GBIO), Kymera Therapeutics (Nasdaq: KYMR), Jnana Therapeutics and NodThera. Dr. Nicholson received his Ph.D. and an Honors B.Sc. degree in Biochemistry from the University of Western Ontario, and trained as a Medical Research Council postdoctoral fellow at the University of Munich in Germany. Dr. Nicholson is qualified to serve as a member of the combined company’s board of directors due to his extensive experience in leadership positions throughout the life sciences industry and his strong scientific background. Dr. Nicholson’s age as of August 9, 2022 was 65.

Mona Ashiya, Ph.D. has served as a member of Disc’s board of directors since September 2021. Dr. Ashiya is currently a Partner at OrbiMed Advisors LLC, an investment firm, where she has been employed since October 2010. She currently serves on the board of directors of Sierra Oncology, Inc. (Nasdaq: SRRA) and several private companies. Dr. Ashiya also previously served on the board of directors of Prevail Therapeutics Inc. Dr. Ashiya received her B.A. from the University of California, Berkeley and her Ph.D. in Cellular, Molecular and Developmental Biology from the University of Pittsburgh. Dr. Ashiya is qualified to serve on the combined company’s board of directors based on her roles on public and private boards of directors as well as her extensive experience in investing in healthcare companies. Dr. Ashiya’s age as of August 9, 2022 was 53.

Jay Backstrom, M.D., M.P.H. has served as a member of Disc’s board of directors since December 2021. Dr. Backstrom has served as Executive Vice President, Research and Development at Acceleron Pharma Inc. since December 2019. Dr. Backstrom previously served as Chief Medical Officer of Celgene Corporation from April 2016 until November 2019. Prior to that he served as Senior Vice President, Clinical R&D and Regulatory Affairs at Celgene where he was responsible for the late stage clinical and regulatory programs across the Hematology & Oncology portfolio. Dr. Backstrom joined Celgene in March 2008 as Vice President, Clinical R&D after serving as Vice President, Global Medical Affairs and Safety for Pharmion from 2002 to 2008. Prior to joining Pharmion, Dr. Backstrom was with Marion Merrell Dow and its successor companies including Hoechst Marion Roussel. Dr. Backstrom received his M.D. from Temple University School of Medicine. He did his post graduate training in Internal Medicine at Temple University Hospital and earned a Masters degree in Public Health from Saint Louis University School of Public Health. Dr. Backstrom is qualified to serve on the combined company’s board of directors due to his extensive clinical development background. Dr. Backstom’s age as of August 9, 2022 was 68.

Kevin Bitterman, Ph.D. has served as a member of Disc’s board of directors since November 2017. Dr. Bitterman currently serves as a partner at venture firm Atlas Venture, or Atlas, a venture capital firm, where he has been employed since June 2017 and where he focuses on investments in life science companies. Prior to joining Atlas, Dr. Bitterman was a partner at Polaris Partners, an investment firm, as a member of the healthcare team from July 2004 to June 2017. Dr. Bitterman was also the founding CEO at Editas Medicine Inc., a pharmaceutical company, Visterra Inc., a biotechnology company, and Morphic Rock, LLC, a biotechnology company. Dr. Bitterman currently serves on the board of directors of Akero Therapeutics, Inc. (Nasdaq: AKRO) and, during the past five years, previously served on the board of directors of, Editas Medicine, Inc. (Nasdaq: EDIT) and Kala Pharmaceuticals, Inc. (Nasdaq: KALA), as well as on the board of directors of several private companies. Dr. Bitterman also serves as board chair of the New England Venture Capital Association. Dr. Bitterman received a B.A. in biology from Rutgers College and a Ph.D. in genetics from Harvard Medical School. Dr. Bitterman is qualified to serve on the combined company’s board of directors due to his extensive experience investing in, guiding, and leading start-up and early phase companies, as well as his experience as a director of other companies. Dr. Bitterman’s age as of August 9, 2022 was 45.

Mark Chin, MS, MBA has served as a member of Disc’s board of directors since September 2021. Mr. Chin has served as managing director at Arix Bioscience PLC, a biotechnology-focused venture capital firm, since July 2021. From August 2016 to April 2020, Mr. Chin served as an investment director at Arix Bioscience. Prior to Arix Bioscience, he was a principal at Longitude Capital, a healthcare venture capital firm, from September 2012 to August 2016, where he focused on investments in both private and public biotechnology and medical technology companies. Prior to Longitude Capital, Mr. Chin was a consultant at the Boston Consulting Group, a global management consulting firm, from January 2011 to September 2012, where he managed strategy and corporate development projects for pharmaceutical and biotechnology companies, and prior to Boston Consulting Group, he worked in corporate development at Gilead Sciences, a biotechnology company, and in market planning at Genentech, a biotechnology company. Mr. Chin currently serves as a member of the boards of directors of Harpoon Therapeutics, Inc. (Nasdaq: HARP), Imara Inc. (Nasdaq: IMRA), and Iterum Therapeutics plc (Nasdaq: ITRM) and a number of private biotechnology companies. Mr. Chin received a BS from the University of California at San Diego, an MS from the University of Pennsylvania, and an MBA from The Wharton School at the University of Pennsylvania. Disc believes Mr. Chin is qualified to serve on the combined company’s board of directors based on his extensive experience investing in, guiding, and leading start-up and early phase companies, as well as his experience as a director of other companies. Mr. Chin’s age as of August 9, 2022 was 45.

Liam Ratcliffe, MD, Ph.D. has served as a member of Disc’s board of directors since September 2019. Dr. Ratcliffe has served as Head of Biotechnology at Access Industries, a privately held industrial group, since April 2019. Previously, he spent 10 years at New Leaf Venture Partners, a venture capital firm, from September 2008 through March 2019, culminating his career there as Managing Director, where he focused on investing in therapeutic and therapeutic platform companies. Prior to joining New Leaf Venture Partners, Dr. Ratcliffe was Worldwide Head of Clinical Research and Development at Pfizer, where he spent 12 years of his career. Dr. Ratcliffe currently serves as a member of the boards of directors of Arvinas Inc. (Nasdaq: ARVN) since October 2015, Passage Bio Inc. (Nasdaq: PASG) since September 2019, Recludix Pharma, Inc. since December 2019, and Eliem Therapeutics Inc. (Nasdaq: ELYM) since October 2019. Previously, he served as a board member at Edge Therapeutics, Inc. (now PDS Biotechnology Corp., Nasdaq: PDSB) from October 2015 to November 2018, Unum Therapeutics Inc. (formerly listed on Nasdaq) from March 2018 to April 2019, Deciphera Pharmaceuticals Inc. (Nasdaq: DCPH) from September 2017 to March 2019, Aptinyx Inc. (Nasdaq: APTX) from June 2018 to April 2019, and RallyBio Corporation (Nasdaq: RLYB) from April 2018 to March 2019. Dr. Ratcliffe received a MBChB and a Ph.D. in immunology from University of Cape Town and an MBA from the University of Michigan. Dr. Ratcliffe is qualified to serve on the combined company’s board of directors because of his extensive clinical development and venture capital experience in the life sciences industry. Dr. Ratcliffe’s age as of August 9, 2022 was 59.

William White, MPP, J.D., has served as a member of Disc’s board of directors since December 2020. Mr. White has served as the Executive Vice President, Chief Financial Officer and Head of Corporate Development and Treasurer at Akero Therapeutics, Inc. (Nasdaq: AKRO), a biotechnology company, since April 2019. Previously, Mr. White served as a Managing Director and Head of US Life Sciences Investment Banking at Deutsche Bank, a financial service provider, from September 2017 until March 2019. Prior to that position, Mr. White was a Managing Director in Healthcare Investment Banking at Citigroup from May 2006 until September 2017. Previously, he served as an associate and later as a Vice President in Healthcare Investment Banking at Goldman, Sachs & Co. from November 2000 to March 2006. Mr. White received an AB from Princeton University, an MPP from Harvard University and a J.D. from Columbia University. Mr. White is qualified to serve on the combined company’s board of directors because of his extensive financial and investment experience in the life sciences industry. Mr. White’s age as of August 9, 2022 was 49.

Executive Officers

On December 29, 2022, the board appointed John Quisel, J.D. Ph.D., as the Company’s Chief Executive Officer and principal executive officer, Joanne Bryce, C.P.A as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer and William Savage, MD, Ph.D., will serve as Chief Medical Officer, each to serve at the discretion of the board.

There are no family relationships among any of the Company’s newly appointed principal officers. None of the Company’s newly appointed principal officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

John Quisel, J.D. Ph.D. Dr. Quisel’s biographical information is disclosed in the section above under the heading “Directors.”

Effective as of the closing of the Merger, Disc entered into an employment agreement with Dr. Quisel (the “Quisel Employment Agreement”), to serve as Disc’s Chief Executive Officer. The employment agreement provides for Dr. Quisel’s at-will employment and an annual base salary of $562,000, an annual bonus with a target amount equal to 50% of his base salary, as well as his ability to participate in the Company’s employee benefit plans generally. The Quisel Employment Agreement provides that if his employment is terminated either (i) by the Company without Cause or (ii) by Dr. Quisel for Good Reason (each as defined therein), within three months before or twelve months after a Change in Control (as defined in the therein) (the “Change in Control Period”) then Dr. Quisel will be entitled to receive, subject to signing a release, (i) a lump sum payment of (a) eighteen months of base salary (b) the target bonus for the then-current fiscal year, and (c) any earned but unpaid bonus for the fiscal year of the termination, (ii) COBRA health continuation for eighteen months, and (iii) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Quisel Employment Agreement also provides that if his employment is terminated either (i) by the Company without Cause or (ii) by Dr. Quisel for Good Reason, outside the Change in Control Period, then Dr. Quisel will be entitled to receive, subject to signing a release, (i) a lump sum payment of (a) twelve months of base salary, (b) a pro rata share of the target bonus for the then-current fiscal year and (c) any earned but unpaid bonus for the fiscal year of the termination, (ii) COBRA health continuation for twelve months, and (iii) 25% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Quisel Employment Agreement contains a Section 280G partial clawback, in which Dr. Quisel is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Dr. Quisel becomes subject to excise tax imposed by Section 4999 of the Code.

Joanne Bryce, CPA has served as Disc’s Chief Financial Officer since September 2021. Previously, she served as a part-time consultant for Disc acting as Disc’s Chief Financial Officer from November 2017 to September 2021. Ms. Bryce was previously the Chief Financial Officer of Arkuda Therapeutics, a biotechnology company, having served from February 2018 to September 2021. Additionally, she previously served as a consultant to Dyne Therapeutics, a muscle disease company, acting as head of finance, from January 2018 to March 2020, and was also previously Chief Financial Officer of Quartet Medicine, a biotechnology company, from November 2016 to November 2018. Prior to Quartet, Ms. Bryce held Chief Financial Officer roles at a number of technology companies, including Speedy Packets from October 2014 to November 2016 and WiTricity from September 2008 to June 2014. Ms. Bryce’s age as of August 9, 2022 was 56.

Effective as of the closing of the Merger, Disc entered into an employment agreement with Ms. Bryce (the “Bryce Employment Agreement”), to serve as Disc’s Chief Financial Officer. The employment agreement provides for Ms. Bryce’s at-will employment and an annual base salary of $419,000, an annual bonus with a target amount equal to 40% of her base salary, as well as her ability to participate in the Company’s employee benefit plans generally. The Bryce Employment Agreement provides that if her employment is terminated either (i) by the Company without Cause or (ii) by Ms. Bryce for Good Reason (each as defined in therein), within the Change in Control Period then Ms. Bryce will be entitled to receive, subject to signing a release, (i) a lump sum payment of (a) twelve months of base salary (b) the target bonus for the then-current fiscal year, and (c) any earned but unpaid bonus for the fiscal year of the termination, (ii) COBRA health continuation for twelve months, and (iii) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Bryce Employment Agreement also provides that if her employment is terminated either (i) by the Company without Cause or (ii) by Ms. Bryce for Good Reason, outside the Change in Control Period, then Ms. Bryce will be entitled to receive, subject to signing a release, (i) a lump sum payment of (a) nine months of base salary and (b) any earned but unpaid bonus for the fiscal year of the termination and (ii) COBRA health continuation for nine months. The Bryce Employment Agreement contains a Section 280G partial clawback, in which Ms. Bryce is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Ms. Bryce becomes subject to excise tax imposed by Section 4999 of the Code.

William Savage, MD, Ph.D. has served as Disc’s Chief Medical Officer since August 2021 and was previously Disc’s Vice President, Head of Clinical Development from August 2020 to August 2021. Previously, he served as Senior Medical Director at Magenta Therapeutics, a biotechnology company, from July 2019 to July 2020. Prior to Magenta Therapeutics, he was the Global Clinical Development Lead in Hematology at Shire plc and Takeda Pharmaceutical Company, following its acquisition of Shire, both pharmaceutical companies, from January 2017 to July 2019. Dr. Savage was also an Assistant Professor of Pathology at Harvard Medical School/Brigham and Women’s Hospital from July 2012 to January 2017. He started his career at Johns Hopkins University School of Medicine, where he was Associate Medical Director, Transfusion Medicine. Dr. Savage holds a BA from Columbia University, an MD with honors in research from Weill Cornell Medical College and a Ph.D. from the Johns Hopkins Bloomberg School of Public Health. Dr. Savage’s age as of August 9, 2022 was 48.

Effective as of the closing of the Merger, Disc entered into an employment agreement with Dr. Savage (the “Savage Employment Agreement”), to serve as Disc’s Chief Medical Officer. The employment agreement provides for Dr. Savage’s at-will employment and an annual base salary of $458,000, an annual bonus with a target amount equal to 40% of his base salary, as well as his ability to participate in the Company’s employee benefit plans generally. The Savage Employment Agreement provides that if her employment is terminated either (i) by the Company without Cause or (ii) by Dr. Savage for Good Reason (each as defined in therein), within the Change in Control Period then Dr. Savage will be entitled to receive, subject to signing a release, (i) a lump sum payment of (a) twelve months of base salary (b) the target bonus for the then-current fiscal year, and (c) any earned but unpaid bonus for the fiscal year of the termination, (ii) COBRA health continuation for twelve months, and (iii) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Savage Employment Agreement also provides that if his employment is terminated either (i) by the Company without Cause or (ii) by Dr. Savage for Good Reason, outside the Change in Control Period, then Dr. Savage will be entitled to receive, subject to signing a release, (i) a lump sum payment of (a) nine months of base salary and (b) any earned but unpaid bonus for the fiscal year of the termination and (ii) COBRA health continuation for nine months. The Savage Employment Agreement contains a Section 280G partial clawback, in which Dr. Savage is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Dr. Savage becomes subject to excise tax imposed by Section 4999 of the Code.

The above descriptions of the employment related agreements for Dr. Quisel, Ms. Bryce and Dr. Savage do not purport to be complete and are subject to and qualified in their entirety by reference to the copies of the employment related agreements for Dr. Quisel, Ms. Bryce and Dr. Savage included as Exhibits 10.6, 10.7, and 10.8 to this Current Report on Form 8-K, which are incorporated herein by reference.

Information regarding transactions between the Company and the newly appointed directors and executive officers is included in the Registration Statement and is incorporated herein by reference.

Compensatory Plans

The Company assumed, effective as of the closing of the Merger, the Disc 2017 Plan, filed as Exhibit 10.9 to this Current Report on Form 8-K and incorporated herein by reference, as well as the outstanding awards granted thereunder, the award agreements evidencing the grants of such awards and the remaining shares available under the Disc 2017 Plan, including any awards granted to the Company’s named executive officers, in each case subject to applicable adjustments in the manner set forth in the Merger Agreement to such awards.

Departure of Officers

On December 29, 2022, immediately prior to and effective upon the closing of the Merger, Georges Gemayel, Ph.D., the Company’s Interim President and Chief Executive Officer, ceased to be an officer of the Company, but is remaining a director of the Company.

On December 29, 2022, immediately prior to and effective upon the closing of the Merger, Brian Piekos, the Company’s Chief Financial Officer and Chief Business Officer, ceased to be an officer of the Company.

In connection with his termination of employment, Mr. Piekos is entitled to receive certain severance payments and benefits under the terms of his separation agreement with the Company, dated as of December 29, 2022. In addition, he is entitled to receive a retention bonus and certain restricted stock units over the Company’s common stock granted to him accelerated in full at the closing of the Merger. For additional information regarding these payments and benefits, please refer to the Registration Statement, which is incorporated by reference in all respects.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Commencing on December 30, 2022, the Company expects the trading symbol for its Common Stock, which is currently listed on Nasdaq, to change from “GMTX” to “IRON.” The change in trading symbol is related solely to the Name Change.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Merger, the Board adopted a new code of business conduct and ethics (the “Code of Conduct”). The Code of Conduct superseded the Company’s existing code of business conduct and ethics previously adopted by the Board (the “Pre-Merger Code”). The Code of Conduct applies to all directors, officers, employees and consultants of the Company.

The provisions of the Code of Conduct are intended to reflect current best practices and enhance the Company’s personnel’s understanding of the Company’s standards of ethical business practices, promote awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities, and improve clarity as to how to address ethical issues that may arise. The newly adopted Code of Conduct did not result in any explicit or implicit waiver of any provision of the Pre-Merger Code. The foregoing description of the Code of Conduct does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Conduct, a copy of which is attached hereto as Exhibit 14.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 29, 2022, the Company issued a press release announcing, among other things, the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

The Company’s Risk Factors, the Company’s Business Section and Disc’s Management’s Discussion and Analysis of Financial Condition and Results of Operations of Disc Medicine, Inc. as of and for the years ended December 31, 2021 and 2020 and as of September 30, 2022 and for the three and nine month periods ended September 30, 2022 and 2021 are filed herewith and attached hereto as Exhibits 99.2, 99.3, and 99.4 respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited financial statements of Disc as of December 31, 2021 and 2020 and for the years then ended required by Item 9.01(a) are filed herewith as Exhibit 99.5 to this Current Report on Form 8-K and are incorporated herein by reference.

The unaudited condensed interim financial statements of Disc as of September 30, 2022 and for the nine months ended September 30, 2022 and 2021 are filed herewith as Exhibit 99.6 to this Current Report on Form 8-K and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) are filed herewith as Exhibit 99.7 to this Current Report on Form 8-K and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

3.1*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated December 28, 2022

3.2*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated December 29, 2022

10.1*	Form of Registration Rights Agreement

10.2*	Form of Contingent Value Rights Agreement

10.3*	Form of Indemnification Agreement for Directors of Disc Medicine, Inc.

10.4*	Form of Indemnification Agreement for Officers of Disc Medicine, Inc.

10.5*	Common Stock Issuance Agreement, dated as of December 29, 2022, by and between Disc Medicine Opco, Inc., F. Hoffmann-La Roche Ltd. and Hoffmann-La Roche Inc.

10.6*	Employment Agreement, dated as of December 29, 2022, by and between Disc Medicine, Inc. and John Quisel, J.D. Ph.D.

10.7*	Employment Agreement, dated as of December 29, 2022, by and between Disc Medicine, Inc. and Joanne Bryce

10.8*	Employment Agreement, dated as of December 29, 2022, by and between Disc Medicine, Inc. and William Savage, MD, Ph.D.

10.9*	2017 Stock Option and Grant Plan of Disc Medicine, Inc., and form of award agreements thereunder.

10.10*	Notice of Termination, Separation Agreement and Release, dated as of December 29, 2022, by and between Gemini Therapeutics, Inc. and Brian Piekos.

14.1*	Code of Business Conduct and Ethics of Disc Medicine, Inc.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm of Disc Medicine, Inc.

99.1*	Press release issued on December 29, 2022

99.2*	Risk Factors of Disc Medicine, Inc.

99.3*	Business Section of Disc Medicine, Inc.

99.4*
Disc Medicine, Inc.’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of September 30, 2022 and for the nine month period ended September 30, 2022 and 2021, and for the years ended December 31, 2022 and 2021

99.5*	Audited financial statements of Disc Medicine Opco, Inc. (formerly Disc Medicine, Inc.) for the years ended December 31, 2021 and 2020

99.6*
Unaudited condensed consolidated financial statements of Disc Medicine Opco, Inc. (formerly Disc Medicine, Inc.) as of September 30, 2022 and for each of the nine months ended September 30, 2022 and 2021

99.7*	Selected historical and unaudited pro forma condensed combined financial information as of September 20, 2022 and for the nine months ended September 30, 2022 and the year ended December 31, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISC MEDICINE, INC.

Date: December 29, 2022	By:	/s/ John Quisel
	Name:	John Quisel, J.D. Ph.D.
	Title:	Chief Executive Officer